                                                                Exhibit 10(k)

                         DEFERRED COMPENSATION

                       For Non-Employee Directors
                      (As Amended February, 1994)


1.  Eligibility

Effective February 1, 1982, each director who is not an employee of Emerson Electric Co. ("Emerson" or the "Company") or a corporation in which Emerson owns 50% or more of the outstanding stock, shall have the right to elect to defer the payment of all or any part of the cash compensation to which such director would otherwise be entitled as retainers or fees, whether for service on the Board of Directors of Emerson or on a Committee thereof ("Fees"), with such deferred compensation payable at the time or times in the manner hereinafter stated. Effective upon implementation of the Amendment and Restatement approved on June 6, 1989, as determined by the Committee (as hereafter defined in Section 4), each such director who elects to defer Fees hereunder may, at the time of such election, also elect to have some or all of such deferred Fees converted into units equivalent to shares of Emerson common stock ("Units") in which case Emerson shall establish an account for such director and shall credit to the account a number of Units equal to the number of full and fractional shares of Emerson common stock ("Shares") which could be purchased with such deferred Fees on the date such Fees would have been paid had there been no deferral. In addition, any such director who elected to defer Fees hereunder prior to such implementation, may elect to have such deferred Fees not previously paid also converted into full and fractional Units. The price per Share for converting into Units shall be the mean between the high and the low of the price per Share on the New York Stock Exchange on such dates for such Shares, or if no Shares have been traded on such date, then the next succeeding date on which such Shares have been traded ("Market Price").

2.  Election

Each director who elects to defer the payment of Fees shall execute and deliver to the Vice President Corporate Administration (J. A. Harmon) a "Notice of Election". Such Notice will provide (i) the percentage or amount of Fees to be deferred, (ii) the date such deferral is to commence, (iii) the manner of distribution, (iv) the date each distribution is to commence (which date, in the case of an election to convert all or any deferred fees into Units, shall be at least six months after the last Fee or dividend payment or other distribution subject to the Notice would otherwise have been payable), (v) the extent to which the deferred Fees are to be credited with interest as provided in Section 4 or converted into Units as provided in Section 1, and (vi) the beneficiary designations of the participating director. Such deferral election shall be applicable only to Fees earned by reason of services rendered after the date of such Notice.




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An election to defer Fees shall continue in effect until revoked
(in the case of an election in which no portion of any deferred Fees will be converted into Units), or modified by a subsequent "Notice of Election", provided however, (i) that every election to defer (whether such deferred Fees are converted into Units or not), and the manner and date of distribution thereof, shall be irrevocable as to Fees earned prior to the date of revocation or modification, (ii) in the case of an election in which no portion of any deferred Fees will be converted into Units, such election may be changed or revoked with respect to both future and past deferrals, but no more frequently than once per calendar year, provided, that any change to an election to convert deferred Fees into Units must comply with the first paragraph of this Section 2, and (iii) in the case of an election to convert all or any deferred Fees into Units, such election may not be revoked and may not be changed more frequently than once per calendar year and then only to cease future deferrals or to change the level of future deferrals. Revocation or modification shall be made in writing to the Vice President Corporate Administration (J. A. Harmon) and shall be effective upon the date stated therein.

3.  Payment of Deferred Fees

No Fees so deferred shall be payable to a director until the time designated in the Notice of Election, his disability, resignation as a director, removal from office or demonstration of severe financial hardship. Demonstration of severe financial hardship must be proved to the satisfaction of the Compensation and Human Resources Committee of the Company's Board of Directors, or such other Committee of such Board as may be designated by such Board to administer the Plan from time to time (the "Committee"). Provided that no Fees which have been converted into Units shall be payable on account of hardship. Provided, further, that Fees which have been converted into Units and which become payable by reason of a director's resignation as a director or his removal from office shall be payable six months after his resignation or removal. Subject to Section 6 and the foregoing provisions of this
Section 3, upon the occurrence of any of these events, all such deferred Fees, together with any interest or dividend accruals thereon, as hereafter provided, shall be payable in a cash lump sum amount (with Fees which have been converted into Units, converted into cash equal to the Market Price on the payment date multiplied by the number of Units then being paid) to such director, or his beneficiary, within thirty (30) days from the date of such event, unless the director shall have designated an optional installment payment in the Notice of Election with respect to the Fees then being deferred, in which event the first such installment shall be paid within thirty (30) days of such date. Installment payments will be made in approximately equal periodic installments over a period not to exceed ten (10) years, provided however, that no such installment method of distribution may be elected which will result in any regular installment being less than $400. In the event a director shall elect such installment method of distribution, either interest shall continue to be credited on the undistributed sums as provided in Section 4, or dividend accruals shall continue to be credited on the undistributed Units in his account as provided in the next paragraph of this Section 3, as the director shall elect.

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A director who elects to have deferred Fees converted into Units shall have his account credited with additional Units equal in value to dividends which he would have received if he had been the owner of a number of Shares equal to the number of Units in his account. The price per share for converting dividends into such additional Units shall be the Market Price as of the payment dates for such dividends. Within 30 days after the date ending the deferral period, the director shall commence receiving payment of deferred Fees, either in cash (with interest) or the cash value of Units paid (said cash being equal to the Market Price on such payment date multiplied by the number of Units then being paid). No director shall be deemed to be the owner of any Shares pursuant to this Plan. The form of payments shall be a cash lump sum or approximately equal periodic installments over a period of not to exceed ten (10) years, as the director shall designate in accordance with this Section 3.

Notwithstanding anything else contained in the Plan, in no event shall a director receive payment in respect of any Fees converted into Units prior to the expiration of six (6) months after such Fees were converted.

4.  Interest Rate

Fees deferred by a director who has not elected to have his deferred Fees converted into Units, shall be credited with interest compounded quarterly at the prime rate with any change in interest rates taking effect simultaneously with the change in the prime rate, or such other rate as may be established from time to time by the Committee. Such interest shall accrue from the dates that Fees would otherwise be payable had such Fees not been deferred. For all purposes of this Plan, the term "prime rate" shall mean the prime rate publicly announced by The Boatmen's National Bank of St. Louis for 90-day commercial loans.

5.  Designation of Beneficiary

Each director may designate one or more beneficiaries to receive all sums due to such director hereunder upon his death. Such beneficiary designation may be revoked or amended by such director, from time to time, by appropriate notice in writing delivered to the Vice President Corporate Administration (J. A. Harmon). In the absence of any beneficiary designation or in the event that the designated beneficiaries shall not be living at the time of death of the director, the account value on the date of death of the director shall be payable and delivered to the estate of such deceased director.












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6.  Death or Incapacity of Director

Upon the death of a serving director, the entire account balance, including all Fees deferred under the Plan, and all unpaid installments of Fees then being paid and interest and earnings thereon, shall be made in one lump sum cash amount to his designated beneficiary or estate. In addition, with respect to each director who has elected to have his deferred Fees converted into Units a cash lump sum equal to the Market Price on the date of death multiplied by the number of Units credited to his account on such date shall be paid to his designated beneficiary or estate. Upon the death of a director who had previously retired and had elected an installment method of distribution, all sums remaining undistributed shall be paid in one lump sum cash amount to his designated beneficiary or estate.

In the event that any person to whom deferred Fees are distributable under the terms of this Plan shall be unable to properly manage his or her own affairs by reason of incapacity, all amounts payable hereunder may be paid to a duly appointed personal representative, conservator or guardian or to any person, firm or corporation furnishing or providing support and maintenance to such distributee. The Company and its officers and employees shall be fully and completely exonerated from all liability to any distributee upon making payment in accordance with the terms of this paragraph.

7.  Change of Control

Notwithstanding anything else contained in the Plan, in the event of a Change of Control (as hereinafter defined), the entire account balance of each director, including all Fees deferred under the Plan, and all unpaid installments of Fees then being paid, and interest and earnings thereon, shall immediately be paid to the director in a single cash lump sum. Provided, however, that no Fees which have at any time been converted into Units shall be paid or accelerated on account of a Change of Control. For the purpose of this section, a "Change of Control" shall mean:

(i) The purchase or other acquisition (other than from Emerson) by any person, entity or group of persons, within the meaning of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, Emerson or its subsidiaries or any employee benefit plan of Emerson or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of Emerson or the combined voting power of Emerson's then-outstanding voting securities entitled to vote generally in the election of directors; or









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(ii)  Individuals who, as of the date hereof, constitute the Board of Directors of Emerson (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by Emerson's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Emerson, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(iii) Approval by the stockholders of Emerson of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of Emerson immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of Emerson or of the sale of all or substantially all of the assets of Emerson.

8.  Amendment and Termination

The Committee may at any time amend or terminate this Deferred Compensation Plan with respect to Fees earned on or after the date of amendment or termination, except that this Plan, as amended, shall apply to deferred fees, Units and interests in this Plan earned prior to the date hereof in order to comply with Rule
16a-1 (c)(3)(ii), as referred to in Section 9. No action of the Committee may permit anyone other than the directors eligible under
Section 1 to participate in the Plan or withdraw the administration of the Plan from the Committee or the Administrator who has been designated by the Committee to administer the Plan.

9.  Miscellaneous

The Committee shall have full power and authority to administer, construe and interpret this Plan. The Committee may, from time to time, name a Company employee to administer, construe or interpret the terms of the Plan. The decisions of the Committee concerning the administration, construction and interpretation of this Plan shall be final, conclusive and binding upon all parties involved, including the successors and assigns of Emerson. Payments required to be made under Section 6 or 7 shall be made as soon as practicable after the death of the director or termination of the Plan, as the case may be.

No right or payment under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be null and void. No right or payment hereunder shall be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or payment hereunder, then such right or payment shall, in the discretion of the Committee terminate. In such a case, the Company may hold or apply the same or any part thereof for the benefit of the participant or beneficiary, his or her spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee shall determine, and their decision shall be final, conclusive and binding upon all persons involved.

In the event of changes in the outstanding Shares of the Company by reason of stock dividends, spin-offs, recapitalization, mergers, consolidations, split-ups, combinations or exchange of shares and the like, the account of a director who has elected to convert his deferred Fees into Units shall be appropriately adjusted to reflect such action if such action consists of distribution of Company stock. If such action consists of any other distribution, the value of such distribution shall be converted to Units on the date of such distribution.

This Plan is unfunded. Detailed records of amounts deferred hereunder, including interest credits and payouts, shall be maintained by the Vice President Corporate Administration (J. A.
Harmon), and made available on reasonable notice for any director's inspection with respect to such director's own deferrals.

This Plan shall at all times be interpreted and administered in accordance with Rule 16a-1(c)(3)(ii) as amended from time to time and any successor provision thereto, under Section 16 of the Securities Exchange Act of 1934, as promulgated by the Securities and Exchange Commission, such that Units and interests in this Plan shall not be deemed to be "derivative securities" within the meaning of Rule 16a-1(c), as amended from time to time and any successor provision thereto. Any provision of this Plan which is in conflict with Rule 16a-1(c)(3)(ii) shall be null and void.